News Release

FOR IMMEDIATE RELEASE

Contact Information:

Jay H. Schecter, CEO (646) 443 2380

ACCOUNTABILITIES, INC. ANNOUNCES EXCHANGE OF COMMON STOCK FOR DEBT

Accountabilities, Inc. also announces approval of organizational restructuring

New York, NY (January 5, 2010) - Accountabilities, Inc. (OTC BB: ACBT.OB), a national provider of diversified staffing, recruiting and consulting services, today announced that on December 29, 2009, Accountabilities and Tri-State Employment Services, Inc., a Nevada corporation and affiliate of the company (“Tri-State”), entered into an Exchange Agreement whereby the company agreed to exchange 2,333,333 shares of the company’s common stock for approximately $700,000 of company debt held by Tri-State at a per share exchange price of $0.30 per share.  Tri-State had recently acquired the debt from a third party.  The Exchange Agreement also contained a release in favor of the company and other related parties in connection with the debt.  The transactions contemplated by the Exchange Agreement were consummated on December 29, 2009.

Management believes that the foregoing exchange of equity for debt provided a unique opportunity for the company to lower the company’s existing debt obligations on favorable terms.

Additionally, on December 24, 2009, the Board of Directors approved a reorganization of Accountabilities into a holding company structure.  In the transaction, Accountabilities will become a wholly-owned subsidiary of a newly formed holding company.  Stockholders of record will receive shares of the holding company on a one for one basis and will not otherwise be affected by the anticipated reorganization.  The transaction is expected to be consummated in the company’s current fiscal quarter.

Management believes such a structure will provide enhanced operational flexibility and greater opportunities for future growth.

About Accountabilities, Inc.

Accountabilities is a national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services and administrative support. The company provides its services across a variety of industries and to a diverse range of clients ranging from sole proprietorships to Fortune 1000 companies.  Light industrial services include assignments for warehouse work (such as general laborers, stock clerks, material handlers, order pickers, forklift operators and shipping/receiving clerks), manufacturing work (including production, assembly and support workers, merchandise packers and machine operators), general services (such as maintenance and repair personnel, janitors and food service workers) and distribution. Administrative support services include placements satisfying a range of general business needs including data entry processors, customer service representatives, receptionists and general office personnel.

General information on Accountabilities, Inc. can be obtained via the Internet by visiting the company’s corporate website: http://www.aabilities.com/

SAFE HARBOR

This press release contains forward-looking information based on the current expectations of Accountabilities, Inc. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Accountabilities, include those factors that are more specifically set forth in the public filings of Accountabilities with the Securities and Exchange Commission. Actual events or the actual future results of Accountabilities may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors.  The forward-looking statements speak only as of the date of this press release.  Accountabilities expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this press release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.